UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 13, 1998


                 Integrated Spatial Information Solutions, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Colorado                      0-14273                   84-0868815
----------------------------        -----------              ------------------
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)


             200 West Forsyth St., Suite 800, Jacksonville, FL 32202
             ------------------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (904)-346-1319
                                                            -------------

                                       N/A
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5. Other Information
        -----------------

                                       I.

     Integrated Spatial Information Solutions, Inc. ("Company") has entered into subscription agreements for the sale of a total of $2,050,000 of its securities, which will result in net proceeds to the Company of approximately $1,775,000 after transaction costs. A total of $750,000, less commissions, costs and escrow reserve, has been completed, and a total of $1,300,000 has been deposited into an escrow account. Of those escrowed funds, $825,000, less commissions and costs, will be released when the Company files the necessary registration statement, and $475,000 will be released upon the effectiveness of the registration statement, as described in this report and the exhibits to this report.

     In a related matter, the NASDAQ Listing Qualifications Panel has granted the Company an extension to continue trading the Company's common stock on the NASDAQ SmallCap Market. The extension allows the Company until September 1, 1998, to file the registration statement as required under the subscription agreement, and until October 15, 1998, to make a public filing with the SEC and NASDAQ evidencing a minimum of $2.5 million in net tangible assets. The Company must also demonstrate compliance with all requirements for continued listing.

     The private placements are components of a plan submitted by the Company to the NASDAQ Panel to achieve and sustain compliance with the minimum listings for the SmallCap Market. Management has maintained a dialogue with the NASDAQ Panel, believes the filing of this Report fulfills the initial reporting requirement, and believes that the Company can, based on its past performance, the structure of the private placements and other elements of its compliance plan, satisfy the requirements for continued listing on the SmallCap Market.

Background:

     The subscription agreements mentioned above include the private sale of the Company's Series A 6% Cumulative Convertible Preferred Stock $.001 par value ("Series A Preferred"), to two unaffiliated entities for a total price of $2 million. The subscription agreements mentioned above also include the private sale of 57,142 shares of common stock for a total of $50,000, which has been completed with two accredited investors in separate transactions.

     The Company will issue a total of 2,000 restricted shares of Series A Preferred each with a Stated Value of $1,000 per share. The Series A Preferred has no voting rights. The holders of the Series A Preferred Stock have a preferred right to payment in the event of dissolution, liquidation or winding-up of the Company. The Series A Preferred has a preferential cumulative dividend at the rate of 6% simple interest per year payable quarterly when, as and if declared. The Company may elect to pay the dividends in additional shares of Series A Preferred Stock.

     The Company deposited $100,000 of the net proceeds from the first tranche into the escrow account, as a contingency to compensate the purchasers if they incur costs and expenses associated with the purchasers' enforcement of any rights under the subscription agreement. The expenses escrow is released to the Company when all the Series A Preferred and accrued dividends have been converted into free trading Common Stock or otherwise redeemed.

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     The  Company  has agreed to file a  registration  statement  ("Registration
Statement") with the U.S. Securities and Exchange Commission ("SEC"), to permit the public sale of the Common Stock issuable upon conversion of the Series A Preferred and upon exercise of the warrants issued to the purchasers and the placement agents. The second tranche in the amount of $825,000 will be released when the Company files the Registration Statement. The Company has agreed with the NASDAQ Panel to file the Registration Statement on or before August 31, 1998.

     The third tranche in the amount of $475,000 will be released from escrow to the Company if the above described registration statement is declared effective within 90 days from the date it is filed with the SEC.

     If the Registration Statement is not filed with the SEC as required, funds for the second tranche are returned to the purchasers at their option and the purchasers are entitled to damages from the Company for a Non-Registration Event as set forth below. If the Registration Statement is not declared effective as required, funds for the third tranche are returned to the purchasers at their option and the purchasers are entitled to damages from the Company for a Non-Registration Event as set forth below.

     If the Company does not file the Registration Statement as required, or if the Registration Statement is not declared effective by the SEC as required (collectively a "Non-Registration Event"), the investors are entitled to liquidated damages, the dividend rate of 6% becomes 15% from and after the occurrence of such event, and at the option of the holder, the outstanding share of Series A Preferred Stock shall be redeemed by the Corporation at its Stated Value and accrued dividends plus 8% on an annualized basis of the redemption amount.

     The holders of shares of Series A Preferred have the right after sixty (60) days from the respective closing date of each tranche, to convert such shares into shares of Common Stock. Management believes this staggered conversion schedule may facilitate the conversion into common stock over a greater period of time. The Company and the holder do not have the right to convert the Series A Preferred if at the time of conversion such holder would be the beneficial owner of more than 9.99% of the Company's common stock.

     The Series A Preferred associated with the first two tranches can not be converted into free trading common stock until the Registration Statement is declared effective or until the Rule 144 holding period is satisfied. The Series A Preferred in the final tranche can not be converted into free trading common stock until 60 days after the Registration Statement is declared effective or until the Rule 144 holding period is satisfied.

     The  conversion  price of the Series A Preferred is equal to the lesser of:
(i) 105% of the average of the closing bid price of the Company's common stock for the five (5) trading days immediately preceding the date of the first closing under the subscription agreement for the Series A Preferred Stock; or
(ii) 20% below the average of the three lowest closing bid prices for the ten trading days immediately preceding the conversion of the respective shares of Series A Preferred Stock. The Series A Preferred is subject to mandatory conversion two years from the date issued.

     The number of shares of Common Stock that may be issued upon conversion of the Series A Preferred is not known in advance, because the Conversion Price takes into account the closing bid prices for the Common Stock at the time of conversion. The NASDAQ Marketplace Rules require the Company to obtain shareholder approval prior to issuing shares of its common stock in certain circumstances. Since it is not possible to determine in advance the exact number of shares of common stock that may be issued upon conversion of the Series A Preferred Stock, it is possible that such NASDAQ Marketplace Rule could apply to the issuance of Common Stock upon conversion of Preferred Stock. If so, the Company would be required to obtain shareholder approval prior to issuing the amount of shares of Common Stock to which the NASDAQ Marketplace Rules apply.

     If the Company may not issue shares of Common Stock upon conversion of the Series A Preferred when requested by the holder, the Company must redeem the Series A Preferred at the price specified in the subscription agreement.

     Other than in connection with mergers and acquisitions transactions that are part of the Company's business plans, until 120 days after the effective date of the Registration Statement the purchasers have the rights of first refusal to purchase securities of the Company, and the Company has agreed not to issue any securities that could be free trading prior to all the Common Stock underlying the Series A Preferred and the Warrants issued in connection with the offering of the Series A Preferred.

     The Company also agreed to issue to the purchasers of the Series A Preferred, warrants to buy a total of 400,000 shares of the Company's no par value common stock ("Common Stock") exercisable for two years at 105% of the market price on the day prior to closing. These warrants will be issued proportionately at the closing of each tranche in proportion to the funds received by the Company at the closings.

     The Company agreed to pay the placement agents for the Series A Preferred Stock a commission of twelve percent of the total offering price, and warrants to purchase a total of 300,000 shares of Common Stock exercisable for three years at the per share equal to the market price on the day prior to the first closing. The commissions and warrants are proportionately released at the closing of each tranche.


                                       II.

     On August 13, 1998, the Company filed an Amendment to Article V, Section 6 of its Articles of incorporation, pertaining to the previously authorized class of Series A Preferred Stock, to facilitate the sale of the Series A Preferred Stock discussed above. No shares of Series A Preferred Stock were issued or outstanding when the Amendment was filed.


Item 7.  Exhibits
         --------

     1. Articles of Amendment to Article V, Section 6 of the Articles of Incorporation of the Company, filed with the Colorado Secretary of State on August 13, 1998, and Certificate of Correction filed with the Secretary of State on August 18, 1998.

     2. Form of Common Stock Purchase Warrant

     3. Form of Subscription Agreement for Series A Preferred Stock


                                       4

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     4.  Unaudited  condensed and  consolidated  balance sheet at June 30, 1998, with pro forma adjustments.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  Integrated Spatial Information Solutions, Inc.




Date:  August 20, 1998            /s/  Frederick G. Beisser
                                  ----------------------------------------------
                                       Frederick G. Beisser, Vice President